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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                  12% SENIOR SERIAL REDEEMABLE NOTES DUE 2008
                                       OF
                          NEXTEL COMMUNICATIONS, INC.

     As set forth in the Prospectus dated                , 1999 (the
"Prospectus"), of Nextel Communications, Inc. and in the letter of transmittal, this form or one substantially similar must be used to accept Nextel's offer to exchange all of its outstanding 12% Senior Serial Redeemable Notes due 2008 (the
"Outstanding Notes") for its 12% Senior Serial Redeemable Notes due 2008, which have been registered under the Securities Act of 1933, if certificates for the
Outstanding Notes are not immediately available or if the Outstanding Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the exchange agent as indicated below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1999, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").
TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON
THE EXPIRATION DATE.

                                  Deliver to:

                         HARRIS TRUST AND SAVINGS BANK,
                                 EXCHANGE AGENT

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
By Registered or Certified Mail:    By Hand or Overnight Delivery:     Facsimile Transmission Number:
  Harris Trust and Savings Bank      Harris Trust and Savings Bank    (For Eligible Institutions Only)
   c/o Harris Trust Company of        c/o Harris Trust Company of              (212) 701-7636
            New York                           New York
         P. O. Box 1010                     88 Pine Street              Confirm Receipt of Facsimile
       Wall Street Station                    19th Floor                        by Telephone:
     New York, NY 10268-1010              New York, NY 10005                   (212) 701-7624

     Delivery of this notice to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Outstanding Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Nextel Communications, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, Outstanding Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal.

     The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in "VI.I. The Exchange Offer -- Withdrawal of Tenders" section of the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

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

Certificate No(s). for Outstanding Notes               Principal Amount of Outstanding Notes
(if available)

-----------------------------------------------------  -----------------------------------------------------

Principal Amount of Outstanding Notes Tendered         Signature(s)

-----------------------------------------------------  -----------------------------------------------------

Dated:                                                 If Outstanding Notes will be delivered by book-entry
                                                       transfer at the Depository Trust Company, Depository
                                                       Account No.:

-----------------------------------------------------  -----------------------------------------------------
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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates of Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s)
by endorsements and documents transmitted with this

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Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

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
Name(s):                               ------------------------------------------------------------

                                       ------------------------------------------------------------

Capacity:                              ------------------------------------------------------------

                                       ------------------------------------------------------------

Address(es):                           ------------------------------------------------------------

                                       ------------------------------------------------------------

Area Code and Telephone No.:           ------------------------------------------------------------

                                       ------------------------------------------------------------

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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), hereby

     (a) represents that the above named person(s) "own(s)" the Outstanding Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act,

     (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act and

     (c) guarantees that delivery to the exchange agent of certificates for the Outstanding Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent's account at the Depository Trust company, pursuant to the procedures for book-entry transfer set forth in the prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures and any other required documents, will be received by the exchange agent at one of its addresses set forth above within five business days after the Expiration Date.

     I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

--------------------------------------------       --------------------------------------------
                Name of Firm                                   Authorized Signature

--------------------------------------------       --------------------------------------------
                  Address                                             Title

--------------------------------------------                          Name:
                  Zip Code                         --------------------------------------------
                                                              (Please Type or Print)

        Area Code and Telephone No.                                   Dated:
            --------------------                   --------------------------------------------

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE
      SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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